Exhibit 32.1
CERTIFICATIONS PURSUANT TO
TITLE 18, UNITED STATES CODE, SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Diamond Hill Investment Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Heather E. Brilliant, Chief Executive Officer and President of the Company, and Thomas E. Line, Chief Financial Officer and Treasurer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each such officer's knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Heather E. Brilliant
Print Name: Heather E. Brilliant
Title: Chief Executive Officer and President
Date:	February 26, 2025

/s/ Thomas E. Line
Print Name: Thomas E. Line
Title: Chief Financial Officer and Treasurer
Date:	February 26, 2025